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EXHIBIT 11.1      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                                               For the
                                                              Year Ended
                                                           December 31, 2002
                                                         --------------------
                                                         (In Thousands, Except
                                                            Per Share Data)
1. Net income                                               $   248,429
   Preferred stock dividends declared                            (6,000)
                                                            -----------
   Net income available to common shareholders              $   242,429
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2. Weighted average common shares outstanding                    88,700
3. ESOP shares not committed to be released                      (5,185)
                                                            -----------
4. Total weighted average common shares outstanding              83,515
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5. Basic earnings per common share                          $      2.90
                                                            ===========
6. Total weighted average common shares outstanding              83,515
7. Dilutive effect of stock options using the treasury
       stock method                                               1,405
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8. Total weighted average common and common equivalent
       shares outstanding                                        84,920
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9. Diluted earnings per common share                        $      2.85
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